UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49602	77-0118518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive San Jose, California	95131
(Address of Principal Executive Offices)	Zip Code

(408) 904-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Restatement of Credit Agreement

On March 11, 2021, Synaptics Incorporated (the “Company”) amended and restated its Amended and Restated Credit Agreement, by and among the Company, as borrower, the Lenders named therein and Wells Fargo Bank, National Association, as administrative agent (the “Second Amended and Restated Credit Agreement”) to, among other changes, extend the maturity date of its senior secured revolving credit facility (the “Revolving Credit Facility”) to five years from the closing date of the amendment, increase the facility size from $200.0 million to $250.0 million, and replace the requirement to maintain a total debt to Adjusted EBITDA ratio of not more than 4.75 to 1.00 with a requirement to maintain a net total debt to Adjusted EBITDA ratio of not more than 3.75 to 1.00 provided that for the four fiscal quarters ending after the date of a material acquisition, such maximum leverage ratio shall be adjusted to 4.25 to 1.00, and thereafter 3.75 to 1.00, provided further, that such deemed increase pursuant to the foregoing proviso shall not apply to more than two material acquisitions consummated during the term of the Second Amended and Restated Credit Agreement.

The foregoing description of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to the terms of the Second Amended and Restated Credit Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indenture relating to the Issuance of 4.000% Senior Notes due 2029

On March 11, 2021, the Company completed its previously announced offering of $400.0 million aggregate principal amount of its 4.000% senior Notes due 2029 (the “Notes”) in a private offering (the “Notes Offering”) to qualified institutional buyers pursuant to Rule 144A and non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an Indenture, dated as of March 11, 2021 (the “Indenture”), by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

The Indenture provides that the Notes will bear interest at a rate of 4.000% per annum, payable in cash semi-annually in arrears on December 15 and June 15 of each year, commencing on June 15, 2021. The Notes will mature on June 15, 2029 and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s current and future domestic restricted subsidiaries that guarantee the Company’s obligations under its senior secured credit facilities.

Prior to June 15, 2024, the Company may redeem the Notes, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus a make-whole premium set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company may redeem some or all of the Notes on or after June 15, 2024 at the redemption prices specified below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date:

Year	Price
2024	102%
2025	101%
2026 and thereafter	100%

In addition, at any time prior to June 15, 2024, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 104% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date with the net cash proceeds from one or more equity offerings by the Company.

The Notes are the general unsecured obligations of the Company. The Note guarantees are the senior unsecured obligations of each guarantor. Under certain circumstances, the guarantors may be released from their Note guarantees without consent of the holders of Notes. Under the terms of the Indenture, the Notes rank equally in right of payment with all of Company’s and the guarantors’ existing and future senior indebtedness, and rank contractually senior in right of payment to the Company’s and the guarantors’ future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to the Company’s and the guarantors’ existing and future secured indebtedness, including secured indebtedness under the Company’s senior secured credit facilities, to the extent of the value of the assets securing such indebtedness. The Notes and guarantees are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of the Company’s subsidiaries that do not guarantee the Notes.

No later than 30 days after the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in connection with any tender offer or other offer to purchase the Notes (including pursuant to a Change of Control Offer (as defined in the Indenture), an Alternate Offer (as defined in the Indenture) or an offer to purchase with the proceeds from any Asset Disposition (as defined in the Indenture) and the Company, or any other person making such offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such holders, the Company will have the right, upon not less than ten nor more than 60 days’ prior notice, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable price paid to holders in such purchase, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. If the Company sells assets, it will be required under certain circumstances to offer to purchase the Notes.

The Indenture contains covenants that, subject to exceptions and qualifications, among other things, limit the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem the Company’s or any parent’s capital stock; (iii) prepay, redeem or repurchase certain indebtedness; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) dispose of assets; (vii) incur liens; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting its subsidiaries’ ability to pay dividends; and (x) consolidate, merge or sell all or substantially all of its assets.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the maturity of the principal, and accrued and unpaid interest, if any, on all outstanding Notes.

The foregoing description of the Indenture is qualified in its entirety by reference to the terms of the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the terms of the Notes, the form of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 9, 2021, the Company issued a press release announcing the pricing of the Notes Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 11, 2021, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 4.000% Senior Notes due 2029 (included in Exhibit 4.1).

10.1	Second Amended and Restated Credit Agreement, dated March 11, 2021, by and among Synaptics Incorporated, as borrower, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner, MUFG Union Bank, N.A. and BMO Capital Markets Corp., as joint lead arrangers, joint bookrunners and co-syndication agents

99.1	Press Release dated March 9, 2021, announcing the pricing of the Notes Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2021	SYNAPTICS INCORPORATED

	By:	/s/ Dean Butler
Name: Dean Butler
Title: Senior Vice President and Chief Financial Officer

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